January 29, 2007

PRIVATE AND CONFIDENTIAL

Tecton Corporation
Neuhofstrasse 8
8600 Dübendorf
Switzerland

Attention: **Norman Meier, President and Chief Executive Officer**

Dear Sirs:

Re: **LETTER AGREEMENT-PRIVATE PLACEMENT OF UP TO 5,000,000 COMMON SHARES OF THE COMPANY AT A PRICE OF $US0.10 PER SHARE.**

This letter agreement sets forth the terms with respect to the proposed commercially reasonable efforts non-brokered private placement between Canaccord Capital Corporation ("Canaccord") and Tecton Corporation (the "Company"). This letter will serve as confirmation of the understanding between Canaccord and the Company regarding the commissions payable to Canaccord as compensation for its role in finding and introducing investors to the Company with respect to the private placement of up to 5,000,000 common shares of the Company (the "Shares") at a price of $US0.10 per Share.

The commission will be in the amount of 10% of the amount placed with subscribers introduced to the Company by Canaccord payable in cash. In addition, the Company agrees to issue warrants to Canaccord to purchase shares equal to 10% of the Shares subscribed (the "Broker Warrants"), each Broker Warrant will be exercisable to purchase one additional common share ("Broker Warrant Share") at $US0.10 per Broker Warrant Share for a period of twelve months from closing.

The Company will be responsible for any filing fees, legal fees, disbursements or any cost expenses relating to the above including the expenses of Canaccord and the reasonable fees and expenses of legal counsel for Canaccord. The Company will take steps necessary to properly issue the securities to the subscribers introduced by Canaccord including ensuring that exemptions from the prospectus and registration requirements are available, and filing the appropriate reports of exempt distribution.

This Letter Agreement may be terminated at anytime up to Closing by either the Company or Canaccord.

The Company warrants and represents to Canaccord that:

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(a) the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b) the Company and its subsidiaries, if any, are duly registered and licenced to carry on business in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

(c) the Company has full corporate power and authority to carry on its business as now carried on by it and to undertake this private placement;

(d) the Company will reserve or set aside sufficient shares in its treasury to issue the Shares, and the Broker Warrant Shares and all such shares will be duly and validly issued as fully paid and non-assessable;

(e) the Company is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in the Company's documents, all agreements by which the Company holds an interest in a property, business or assets are in good standing according to their terms and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated and all filings and work commitments required to maintain the properties in good standing have been properly recorded and filed in a timely manner with the appropriate regulatory body and there are no mortgages, liens, charges, encumbrances or any other interests in or on such properties other than as disclosed in the Company's documents;

(f) all financial, marketing, sales and operational information provided to Canaccord do not contain any misrepresentations;

(g) the financial statements filed with the applicable securities regulatory authorities have been prepared in accordance with United States generally accepted accounting principles, present fairly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Company as of the date thereof, and there have been no adverse material changes in the financial position of the Company since the date thereof and the business of the Company has been carried on in the usual and ordinary course consistent with past practice since the date thereof;

(h) the Company is in compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and which may materially affect the Company including in respect of this private placement, has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of the Company or the business or legal environment under which the Issuer operates;

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(i) there is not presently, and will not be until the closing, any material change or change in any material fact relating to the Company which has not been or will not be fully disclosed to Canaccord;

(j) the issue and sale of the Securities by the Company and Canaccord does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under (A) any statute, rule or regulation applicable to the Company; (B) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any agreement, debt instrument, mortgage, note, indenture, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or the property or assets of the Company;

(k) the Company is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

(l) there are no judgments against the Company which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

(m) no order ceasing, halting or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(n) the Company has complied with all requirements of National Instrument 43-101, including but not limited to the preparation and filing of technical reports; and

(o) these warranties and representations are true and correct and will remain so as of the closing.

The Company and its affiliated companies, as the case may be, (collectively, the "Indemnitor") hereby agrees to indemnify and hold Canaccord, and its affiliates, and each of their directors, officers, employees and agents (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which Canaccord and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by Canaccord and its Personnel hereunder, or otherwise in connection with the matters referred to in this Agreement (including the

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aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against Canaccord and/or its Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a) Canaccord and/or its Personnel have been negligent or have committed wilful misconduct or any fraudulent act in the course of such performance; and

(b) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, wilful misconduct or fraud referred to in (a).

Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that Canaccord may incur as a result of any action or litigation that may be threatened or brought against Canaccord.

If for any reason (other than the occurrence of any of the events itemized in (a) and (b) above), the foregoing indemnification is unavailable to Canaccord or any Personnel or insufficient to hold Canaccord or any Personnel harmless, then the Indemnitor shall contribute to the amount paid or payable by Canaccord or any Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and Canaccord or any Personnel on the other hand but also the relative fault of the Indemnitor and Canaccord or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by Canaccord or any Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by Canaccord hereunder.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or Canaccord by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or shall investigate the Indemnitor and/or Canaccord, and/or any Personnel of Canaccord shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by Canaccord, Canaccord shall have the right to employ its own counsel in connection therewith provided Canaccord acts reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse Canaccord for time spent by Canaccord's Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against Canaccord or any of Canaccord's Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, Canaccord will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will

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provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by Canaccord to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify Canaccord and/or any Personnel. The Indemnitor shall, on behalf of itself and Canaccord and/or any Personnel, as applicable, be entitled to (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to Canaccord and/or any Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of Canaccord and/or any Personnel, as applicable, and none of Canaccord and/or any Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld. Canaccord and its Personnel shall have the right to appoint its or their own separate counsel at the Indemnitor's cost provided Canaccord acts reasonably in selecting such counsel.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of Canaccord and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, Canaccord and any of the Personnel of Canaccord. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

If this letter accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this letter agreement and return a copy thereof to Canaccord Capital Corporation to the attention of Renee Ho.

Yours truly,

CANACCORD CAPITAL CORPORATION

David J. Horton
Senior Vice President, Corporate Finance

The foregoing accurately reflects the terms of the transaction, which we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Acknowledged and agreed this 31 day of January 2007.

TECTON CORPORATION

Authorized Signatory

Norman Meier
Print Name

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